                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)

Filed by the Registrant          /X/

Filed by a Party other than the Registrant          / /

Check the appropriate box:

/ / Preliminary Proxy Statement                / / Confidential, For Use of
                                                 the Commission Only (as permit-
                                                 ted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                       UNION SQUARE HOTEL PARTNERS, L.P.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       UNION SQUARE HOTEL PARTNERS, L.P.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

    / / No fee required.

    /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(a)(Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: $126,900,000(purchase price)

(5) Total fee paid: $25,380

/X/ Fee paid previously with preliminary materials: $25,380

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offset was paid previously. Identify the previous filing by registration statement number, the form or schedule and the date of its filing.

(1) Amount previously paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                       UNION SQUARE HOTEL PARTNERS, L.P.
                      3 WORLD FINANCIAL CENTER, 29TH FLOOR
                            NEW YORK, NEW YORK 10285

                                                                February 3, 1997

Dear Unitholders:

    Enclosed is a Supplement to the Proxy Statement previously delivered to you regarding the proposed sale by Union Square Hotel Partners, L.P. (the "Partnership") of its principal asset, the property commonly known as the "Grand Hyatt San Francisco" (the "Hotel"), to an affiliate of the operator of the Hotel for $126.9 million in cash and the assumption of certain debts and obligations. This sale and related matters, as fully described in the Partnership's Proxy Statement which was sent to you on or about January 10, 1997, are collectively referred to herein as the "Transaction." Upon completion of the Transaction, the Partnership will be dissolved, and the General Partner intends to make liquidating distributions in accordance with the Partnership Agreement. The enclosed Supplement contains important information about the potential effect on such liquidating distributions, and the related tax consequences, of a lawsuit which was recently filed against the Partnership and certain other parties.

    The Special Meeting of the Partnership to consider the Transaction will still be held at 10:00 a.m. local time, on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285 (including any adjournments or postponements thereof, the "Special Meeting"). The General Partner will, promptly after commencing the Special Meeting, use its discretion to adjourn the Special Meeting (prior to the taking of a vote) until February 14, 1997, on which date it will re-commence at 10:00 a.m. local time, at 3 World Financial Center, 26th Floor, New York, New York 10285.

    THE GENERAL PARTNER HAS CAREFULLY REVIEWED THE VARIOUS ALTERNATIVES AVAILABLE TO THE PARTNERSHIP, AND HAS DETERMINED THAT THE TRANSACTION REPRESENTS THE BEST COURSE OF ACTION FOR, AND THAT THE TRANSACTION IS IN THE BEST INTERESTS OF, THE PARTNERSHIP AND THE UNITHOLDERS. THE GENERAL PARTNER ALSO BELIEVES THAT IF THE UNITHOLDERS FAIL TO APPROVE THE TRANSACTION, A BANKRUPTCY OF THE PARTNERSHIP OR A FORECLOSURE OF THE HOTEL IS LIKELY, AND IN EITHER OF SUCH EVENTS, IT IS UNLIKELY THAT UNITHOLDERS WILL RECEIVE ANY DISTRIBUTION IN RESPECT OF THEIR UNITS. ACCORDINGLY, THE GENERAL PARTNER RECOMMENDS THAT UNITHOLDERS USE THE PROXY CARD ACCOMPANYING THIS SUPPLEMENT OR THE PREVIOUSLY FURNISHED PROXY CARD TO VOTE FOR APPROVAL OF THE TRANSACTION.

    Your vote is important. The affirmative vote of the holders of a majority of outstanding Units is required to direct Union Square Depositary Corp., the "assignor limited partner" under the Partnership Agreement, to approve the Transaction. Not voting will have the same effect as voting against the proposal, so I once again urge you to complete, sign, and date your proxy card and return it at your earliest convenience in the accompanying prepaid envelope. If you have previously returned a proxy card, it is not necessary to vote again. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card. If you have any questions, or would like more information, please call the Partnership's Solicitation Agent for this proxy solicitation, D.F. King & Co., Inc., at (800) 347-4750.

                                          Sincerely,
                                          UNION SQUARE/GP CORP.
                                          General Partner

                                                         [LOGO]

                                          By: Jeffrey C. Carter
                                             President and
                                             Chief Financial Officer

                       SUPPLEMENT DATED FEBRUARY 3, 1997
                                       TO
                     PROXY STATEMENT DATED JANUARY 10, 1997
              SPECIAL MEETING OF UNION SQUARE HOTEL PARTNERS, L.P.
  TO BE HELD ON FEBRUARY 7, 1997 AND ADJOURNED (PRIOR TO THE TAKING OF A VOTE)
                            UNTIL FEBRUARY 14, 1997

    The information set forth below amends and supplements the Proxy Statement dated January 10, 1997 (the "Proxy Statement"). This Supplement is being mailed to holders ("Unitholders") of the economic and certain other rights attributable to the limited partnership interests (each, a "Unit") in Union Square Hotel Partners, L.P., formerly known as Shearson Union Square Associates L.P. (the "Partnership"), in connection with the solicitation by Union Square/GP Corp. (the "General Partner"), a Delaware corporation and the general partner of the Partnership, of proxies for use at a special meeting of Unitholders of the Partnership to be held at 10:00 a.m. local time, on February 7, 1997, at 3 World Financial Center, 26th Floor, New York, New York 10285 (including any adjournments or postponements thereof, the "Special Meeting"). The General Partner will, promptly after commencing the Special Meeting, use its discretion to adjourn the Special Meeting (prior to the taking of a vote) until February 14, 1997, on which date it will re-commence at 10:00 a.m. local time, at 3 World Financial Center, 26th Floor, New York, New York 10285.

    At the Special Meeting, Unitholders will, in accordance with the provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), have the opportunity to direct Union Square Depositary Corp., as "assignor limited partner," to (i) vote upon a proposal to approve the sale of the Partnership's principal asset, the real property located at 345 Stockton Street, San Francisco, California and the related improvements and personalty commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), and (ii) to transact such other business as may properly come before the Special Meeting, all as more fully described in the Proxy Statement.

    Except as otherwise set forth in this Supplement, the terms and conditions contained in the Proxy Statement remain applicable in all respects, and this Supplement should be read in conjunction with the Proxy Statement. Capitalized terms not defined herein have the meanings set forth the Proxy Statement.

    Procedures for voting are set forth under the caption "The Special Meeting" in the Proxy Statement. Unitholders of record should continue to vote their Units by use of the proxy card accompanying this Supplement or the proxy card which was previously mailed to you with the Proxy Statement. It is not necessary for Unitholders who have previously returned a proxy card to vote again. Proxies may be revoked by delivery of a written notice of revocation bearing a later date than the date of the proxy, by duly executing and delivering a subsequent proxy relating to the same Units, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

                         DESCRIPTION OF THE LITIGATION

    On January 24, 1997, Cal Kan, Inc., a limited partner of Capital Growth, filed a purported derivative and class action complaint in the Court of Chancery in the State of Delaware against the Partnership, the General Partner, Holdings and the general partner of Capital Growth. Capital Growth is also a nominal defendant in the action. The complaint alleges that (a) the Allocation and Release Agreement constitutes (i) a waste of Capital Growth's assets, serving no valid business purpose of Capital Growth, (ii) a fraudulent conveyance by the Partnership and (iii) a violation of the Partnership Agreement and of the Capital Growth partnership agreement; (b) in connection with the Transaction, the General Partner, Capital Growth's general partner and Lehman each breached various fiduciary duties alleged to be owed to the plaintiffs, including by usurping opportunities that should have been available to Capital Growth; and
(c) the defendants' actions relating to the foregoing constituted a conspiracy among such parties. The plaintiffs seek injunctive relief to prevent the Partnership from distributing to Unitholders and the General Partner any cash proceeds from the Transaction, and instead seek to have a receiver appointed following the Sale to effect an application of such cash proceeds to the Second Mortgage Note in a greater amount than was agreed to in the Allocation and Release Agreement. Repayment of the First Mortgage Note would be permitted. No request was made to enjoin the Special Meeting or consummation of the Sale. The plaintiffs also request that the court award unspecified damages and litigation expenses. Although the plaintiffs request expedited proceedings, no hearing date has been scheduled.

    No assurance can be made that the Cal Kan litigation or any other claim which may arise will be resolved in a timely manner or without significant expense to the Partnership. In light of the Cal Kan litigation, the General Partner cannot accurately predict whether it will make a liquidating distribution within 120 days of the completion of the Transaction as had been stated in the Proxy Statement. The General Partner does not currently expect to make any liquidating distribution prior to a final resolution of the litigation, although it reserves the right to do so. In addition, any expense to the Partnership of obtaining such a resolution (including without limitation the costs of defending the matter and any other claim which may arise, and the amount, if any, of any damages or settlement payments to be borne by the Partnership) would reduce the amount of net cash proceeds otherwise available for distribution.

    Neither the estimated net distributable amounts and taxable gain and income set forth in the Proxy Statement nor the Pro Forma Financial Data included therein give effect to any amounts which might be payable in connection with the Cal Kan litigation or any other claim which may arise. Accordingly, Unitholders are cautioned that such estimates and Pro Forma Financial Data do not reflect any adjustments which ultimately may have to be made in respect of the Cal Kan litigation or such other claim. Particularly in light of its preliminary status, the General Partner cannot accurately predict the outcome of litigation of this nature, and as a result does not have sufficient information to form revised estimates of net distributable amounts which may remain following the Sale and resulting dissolution, and after (i) satisfaction or discharge of all the debts, liabilities and obligations of the Partnership, (ii) payment of other expenses of the Transaction and of the dissolution and liquidation and (iii) the establishment of the Reserve. It is possible that, as a consequence of the foregoing, there would be no net distributable amount remaining. ALTHOUGH THE OUTCOME OF LITIGATION OF THIS NATURE CANNOT BE PREDICTED WITH CERTAINTY, THE PARTNERSHIP'S ASSESSMENT OF THE CAL KAN LITIGATION IS THAT THE PARTNERSHIP HAS DEFENSES TO THE CLAIMS AGAINST IT AND THAT THE PARTNERSHIP IS ENTITLED TO THE BENEFITS OF THE ALLOCATION AND RELEASE AGREEMENT NEGOTIATED ON BEHALF OF THE PARTNERSHIP.

    The General Partner believes that the Transaction represents the best course of action for, and that the Transaction is in the best interests of, the Partnership and the Unitholders. The General Partner also believes that if the Unitholders fail to approve the Transaction, a bankruptcy of the Partnership or a foreclosure of the Hotel is likely, and in either of such events, it is unlikely that Unitholders will receive any distribution in respect of their Units. The Purchase and Sale Agreement with Hyatt automatically terminates if the Transaction is disapproved by Unitholders and may also be terminated if approval has not been obtained by March 24, 1997. Accordingly, the General Partner recommends that Unitholders use the proxy card accompanying this Supplement or the proxy card previously furnished to vote FOR approval of the Transaction.

                                       2